Exhibit 11

Statement re computation of per share earnings.

TORCHMARK CORPORATION
COMPUTATION OF EARNINGS PER SHARE

	Three months ended September 30,

	2002	2001

Income before extraordinary item	$117,375,000	$104,875,000
Loss on redemption of debt (net of applicable tax benefit)	0	(1,060,000)

Net Income	$117,375,000	$103,815,000

Basic weighted average shares and common stock equivalents outstanding	119,198,148	125,190,233

Diluted weighted average shares and common stock equivalents outstanding	119,506,152	126,022,771

Basic earnings per share:

Income before extraordinary item	$0.98	$0.84
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.01)

Net Income	$0.98	$0.83

Diluted earnings per share:

Income before extraordinary item	$0.98	$0.83
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.01)

Net Income	$0.98	$0.82

(Continued on following page)

TORCHMARK CORPORATION
COMPUTATION OF EARNINGS PER SHARE
(Continued)

	Nine months ended September 30,

	2002	2001

Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$278,243,000	$305,416,000
Loss from discontinued operations (net of applicable tax benefit)	0	(3,280,000)

Income before extraordinary item and cumulative effect of change in accounting principle	278,243,000	302,136,000
Loss on redemption of debt (net of applicable tax benefit)	(2,000)	(2,165,000)

Income before cumulative effect of change in accounting principle	278,241,000	299,971,000
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0	(26,584,000)

Net Income	$278,241,000	$273,387,000

Basic weighted average shares and common stock equivalents outstanding	120,890,358	125,534,606

Diluted weighted average shares and common stock equivalents outstanding	121,334,324	126,324,519

Basic earnings per share:

Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$2.30	$2.43
Loss from discontinued operations (net of applicable tax benefit)	0.00	(0.02)

Income before extraordinary item and cumulative effect of change in accounting principle	2.30	2.41
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.02)

Income before cumulative effect of change in accounting principle	2.30	2.39
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0.00	(0.21)

Net Income	$2.30	$2.18

Diluted earnings per share:

Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$2.29	$2.42
Loss from discontinued operations (net of applicable tax benefit)	0.00	(0.03)

Income before extraordinary item and cumulative effect of change in accounting principle	2.29	2.39
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.02)

Income before cumulative effect of change in accounting principle	2.29	2.37
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0.00	(0.21)

Net Income	$2.29	$2.16